UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2008
VANDA PHARMACEUTICALS INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-51863 (Commission File No.)	03-0491827 (IRS Employer Identification No.)
9605 Medical Center Drive
Suite 300
Rockville, Maryland 20850
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (240) 599-4500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD disclosure
     Vanda Pharmaceuticals Inc. (the “Company”) made presentations regarding the Company’s two late-stage product candidates, FanaptaTM and tasimelteon, as well as certain of the Company’s ongoing and planned commercialization and development activities and strategies, to medical professionals, analysts, investors and others at the Annual Meeting of the American Psychiatric Association (the “APA Meeting”) on May 6, 2008. The slides that were used for such presentations are furnished as Exhibit 99.1 to this Form 8-K. In addition, the slides, as well as the posters referenced in certain of the slides, will be posted on the Company’s Web site http://www.vandapharma.com.
     On May 6, 2008, the Company issued a press release regarding its participation at the APA Meeting and disclosing certain of the data to be presented by the Company at the APA Meeting. The full text of this press release is furnished as Exhibit 99.2 to this Form 8-K.
     Various statements made in the presentations, including statements in the slides furnished as Exhibit 99.1 to this Form 8-K, and statements made in the press release furnished as Exhibit 99.2 to this Form 8-K, are forward-looking statements under the securities laws. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” and “could,” and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. The Company is at an early stage of development and may not ever have any products that generate significant revenue. Important factors that could cause actual results to differ materially from those reflected in the Company’s forward-looking statements include, among others: delays in the completion of the Company’s clinical trials; a failure of the Company’s product candidates to be demonstrably safe and effective; the Company’s failure to obtain regulatory approval for its products or to comply with ongoing regulatory requirements; a lack of acceptance of the Company’s product candidates in the marketplace, or a failure to become or remain profitable; the Company’s inability to obtain the capital necessary to fund its research and development activities; the Company’s failure to identify or obtain rights to new product candidates; the Company’s failure to develop or obtain sales, marketing and distribution resources and expertise or to otherwise manage its growth; a loss of any of the Company’s key scientists or management personnel; losses incurred from product liability claims made against the Company; and a loss of rights to develop and commercialize the Company’s products under its license and sublicense agreements.
     The Company encourages investors to read the discussion and analysis of its financial condition and its consolidated financial statements contained in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2007 (the “10-K”). The Company also encourages investors to read Item 1A of the 10-K, entitled “Risk Factors,” which contains a more complete discussion of the risks and uncertainties associated with the Company’s business. In addition to the risks described above and in Item 1A of the 10-K, other unknown or unpredictable factors also could affect the Company’s results. There can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.
     The information in the slides attached as Exhibit 99.1 to this Form 8-K, the information in the posters referenced in such slides and the information in the press release attached as Exhibit 99.2 to this Form 8-K will be provided only as of the applicable dates on which such slides and posters are presented and such press release is issued, and the Company undertakes no obligation to update any forward-looking statements contained in such slides, posters or press release from and after the dates of such presentations or issuance whether as a result of new information, future events or otherwise.
     The information in Item 7.01 of this Form 8-K, the slides attached as Exhibit 99.1 to this Form 8-K and the press release attached as Exhibit 99.2 to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Presentation slides.

99.2	Press Release of Vanda Pharmaceuticals Inc. dated May 6, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANDA PHARMACEUTICALS INC.
By:	/s/ STEVEN A. SHALLCROSS
	Name:	Steven A. Shallcross
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Dated: May 6, 2008